                                                                     EXHIBIT 4.0

                    (FORM OF STOCK CERTIFICATE - FRONT SIDE)

NUMBER                                                                  SHARES

COMMON STOCK                                                 CUSIP ___________
(Par Value $.01 Per Share)                                     See reverse for
                                                           certain definitions


                               TIERONE CORPORATION

                             A Wisconsin Corporation

         This certifies that ___________________________________ is the registered holder of _________________ fully paid and non-assessable shares of the Common Stock, par value $.01 per share, of TierOne Corporation, Lincoln, Nebraska (the "Corporation").

         The shares evidenced by this Certificate are transferable in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation and any and all amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. This security is not a deposit or savings account and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:



_____________________(SEAL)                  _______________________________
Eugene B. Witkowicz                          Gilbert G. Lundstrom
Corporate Secretary                          Chairman of the Board and Chief
                                               Executive Officer

                     (FORM OF STOCK CERTIFICATE - BACK SIDE)

         The Corporation is authorized to issue more than one class of stock, including a class of preferred stock which may be issued in one or more series. The Corporation will furnish to any stockholder, upon written request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          -    as tenants in common

TEN ENT          -    as tenants by the entireties

JT TEN           -    as joint tenants with right of survivorship and not
                      as tenants in common

UNIF GIFT MIN ACT - ______________ Custodian ______________ under       (Cust)
        (Minor)
              Uniform Gifts to Minors Act ________________________
                                                   (State)

Additional abbreviations may also be used though not in the above list.

For value received, _________________________________ hereby sell, assign and transfer

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

+-------------------------------+
|              |                |
+-------------------------------+

unto ___________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF\ ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

__________________________ shares of Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint___________________ as Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated _____________ __, ____

                                    __________________________________
                                    Signature

                                    __________________________________
                                    Signature

Notice: The signature(s) to this assignment must correspond with the name(s) written upon the face of this Certificate in every particular, without alteration or any change whatsoever.